UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SCG Financial Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	27-4452594
(State of incorporation or organization)	(I.R.S. employer
identification no.)

615 N. Wabash Ave.
Chicago, Illinois	60611
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172085

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock of SCG Financial Acquisition Corp. (the “Company”). The description of the common stock contained in the section entitled “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-172085) initially filed with the Securities and Exchange Commission on February 4, 2011, as amended from time to time (the “Registration Statement”), and the final prospectus filed with the SEC on April 13, 2011 (“Final Prospectus”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus supplement to the Final Prospectus that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 000-54339), filed with the Securities and Exchange Commission on April 18, 2011.
3.2	By Laws (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-172085), filed with the Securities and Exchange Commission on March 24, 2011.
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-172085), filed with the Securities and Exchange Commission on March 24, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCG FINANCIAL Acquisition CORP.

Dated: May 1, 2012	By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Chief Executive Officer

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